EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES RECEIVES $172 MILLION

FROM THE SALE OF COPA STOCK;

CONTRIBUTING $50 MILLION TO ITS PENSION PLANS

HOUSTON, Dec. 21, 2005 -- Continental Airlines, Inc. (NYSE: CAL) today announced that it has received $172 million from the sale of approximately nine million shares of common stock in the initial public offering of Copa Holdings, S.A., parent company of Copa Airlines. The company still holds approximately 12 million shares of common stock in Copa Holdings, S.A.

The company is contributing $50 million of the proceeds to Continental Airlines' pension plans. The contribution will bring its 2005 pension contributions to $354 million.

"We remain committed to meeting our pension obligations," said Continental Chairman and CEO Larry Kellner. "We are working hard to keep our promises to employees, even in these difficult times."

Continental expects to end the year with an unrestricted cash and short-term investments balance of between $1.9 and $2.0 billion.

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